UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2013

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

Nebraska	000-10685	20-0362426
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

8101 “O” Street, Suite S111, Lincoln,		68510
Nebraska		(Zip Code)
(Address of principal executive
offices)

Registrant’s telephone number, including area code: (402) 489-8266 Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
Signatures
Index of Exhibits
Exhibit - 99.1 John C. Osborne resignation letter dated April 5, 2013

Item 5.02 – Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Effective April 5, 2013, the Board of Directors of Midwest Holding Inc. (the “Company”) accepted the resignation of director John C. Osborne.

     As a result, the Company’s current executive officers and directors are as follows:

Name	Title
Rick D. Meyer	Chairman and Director
Travis R. Meyer	Vice Chairman and Director
Mark A. Oliver	Chief Executive Officer, Treasurer, and Director
Jack Theeler	Director
John R. Perkins	Director
Milton Tenopir	Director
Jim Ballard	Director
Les Meyer	Director
Todd Boeve	Secretary
Michael T. Mason	Vice President and Controller

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
99.1	John C. Osborne resignation letter dated April 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 9, 2013

MIDWEST HOLDING INC.

By:	/s/ Travis Meyer
Name: Travis Meyer
Title: Vice Chairman

INDEX OF EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	John C. Osborne resignation letter dated April 5, 2013.